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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              -------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)    August 12, 1997
                                                --------------------------------



                           American Telecasting, Inc.
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                       0-23008                   54-1486988
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      identification No.)




    5575 Tech Center Drive, Suite 300, Colorado Springs, Colorado     80919
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   (Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code    (719) 260-5533
                                                  ------------------------------


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.   OTHER EVENTS


     On August 12, 1997, American Telecasting, Inc., (the "Company") received a temporary exception from The Nasdaq Stock Market, Inc. ("Nasdaq"), regarding the Company's request for continued listing of the Company's Class A Common Stock on The Nasdaq National Market. The temporary exception is subject to certain conditions, which the Company does not presently meet, and is limited in duration.

     One requirement of the temporary exception is that the Company must make a public filing with the Securities and Exchange Commission and Nasdaq on or before August 31, 1997 containing a July 31, 1997 balance sheet with pro forma adjustments evidencing the first closing of the sale of certain assets to BellSouth Corporation ("BellSouth"). This filing is made in order to satisfy that requirement imposed by Nasdaq.

     On August 12, 1997, the Company completed the first closing, which involved transferring to BellSouth, the Company's operating systems and current channel rights in the Florida markets of Orlando, Jacksonville, Ft. Myers and Daytona Beach, along with the Louisville, Kentucky market and certain channel rights in Miami, Florida (the "Group 1" Assets). The proceeds received by the Company from the first closing totaled approximately $54 million. Of such amount, $7 million was placed in escrow for a period of twelve months to satisfy any indemnification obligations of the Company.




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ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     b.  PRO FORMA CONDENSED CONSOLIDATED
         BALANCE SHEET (UNAUDITED)
         AMERICAN TELECASTING, INC.



         The Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of July 31, 1997, reflects the financial position of the Company after giving effect to the disposition of the assets and current channel rights in the Florida markets of Orlando, Jacksonville, Ft. Myers, and Daytona Beach along with the Louisville, Kentucky market and certain channel rights in Miami, Florida. The adjustments related to the pro forma condensed consolidated balance sheet assume the transaction was consummated on July 31, 1997.

         The unaudited pro forma condensed consolidated balance sheet has been prepared by the Company based upon what the Company deemed to be proper assumptions. The unaudited pro forma condensed consolidated balance sheet presented herein is shown for illustrative purposes only and is not necessarily indicative of the future financial position of the Company, or of the financial position of the Company that would have actually occurred had the transaction been in effect as of the date presented. In addition, it should be noted that the Company's financial statements will reflect the disposition as of August 12, 1997, the first closing date.

         The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the consolidated historical financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and the most recent interim financial information reported on Form 10-Q for the period ended June 30, 1997.





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
                  AMERICAN TELECASTING, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JULY 31, 1997
                             (Dollars in thousands)


                                                             Group 1           Pro Forma        Pro Forma
                                             ATI             Assets (a)       Adjustments      Consolidated
                                             ---            ----------       -----------      ------------
ASSETS
Current Assets:
   Cash and cash equivalents               $  9,232            $   247          $   247   (b)        $ 49,919
                                                 --                 --           47,052   (f)              --
                                                 --                 --           (6,365)  (c)              --
   Trade accounts receivable, net               723                 47               --                   676
   Prepaid expenses and other current         3,286                381             (824)  (c)           9,081
     assets                                      --                 --            7,000   (f)              --
                                             ------            -------          -------              --------
Total current assets                         13,241                675           47,110                59,676
Property and equipment, net                  81,460             11,129               --                70,331
Deferred license and leased
  license acquisition costs, net            139,870              4,967               --               134,903
Goodwill, net                                14,657                 --               --                14,657
Deferred financing costs, net                 5,208                 --             (750)  (c)           4,458
Other assets, net                               725                110               --                   615
                                           --------            -------          -------              --------
   Total assets                            $255,161            $16,881          $46,360              $284,640
                                           ========            =======          =======              ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued
    expenses                               $ 14,308            $ 1,334          $  (791)  (c)        $ 16,263
                                                 --                 --            2,285   (d)              --
                                                 --                 --            1,122   (e)              --
                                                 --                 --              673   (b)              --
  Current portion of long-term
    obligations                               8,752                 62           (6,155)  (c)           2,535
  Customer deposits                             324                 36               --                   288
                                           --------            -------          -------              --------
Total current liabilities                    23,384              1,432           (2,866)               19,086
Deferred income taxes                         2,834                 --               --                 2,834
2004 Notes                                  147,615                 --               --               147,615
2005 Notes                                  127,013                 --               --               127,013
Other long-term obligations,
  net of current portion                      3,540                 54               --                 3,486
                                           --------            -------          -------              --------
   Total liabilities                        304,386              1,486           (2,866)              300,034

STOCKHOLDERS' EQUITY (DEFICIT)              (49,225)            15,395           49,226               (15,394)
                                           --------            -------          -------              --------
   Total liabilities and
      stockholders' equity                 $255,161            $16,881          $46,360              $284,640
                                           ========            =======          =======              ========

(a) To reflect the sale of the assets of the Company's operating systems and current channel rights in the Florida markets of Orlando, Jacksonville, Ft. Myers and Daytona Beach along with the Louisville, Kentucky market and certain rights in Miami, Florida (the "Group 1 Assets").

(b) To reflect certain assets and liabilities that were not assumed by BellSouth as part of the Group 1 transaction.

(c) To reflect use of approximately $6.4 million of the proceeds to pay off principal, interest, and debt warrants; return of $824,000 from escrowed funds; and write off deferred financing costs of $750,000 related to a bank credit facility entered into in February 1997.

(d) To reflect the liability for transaction costs associated with the sale of the Group 1 Assets.

(e) To reflect the income tax liability related to the disposition of the Group 1 Assets.

(d) To reflect cash proceeds from the sale of the Group 1 Assets of approximately $47 million and reflect approximately $7 million of escrowed funds to satisfy indemnification obligations of the Company.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        AMERICAN TELECASTING, INC.



                                        /s/ David K. Sentman
                                        ----------------------------------------
                                        David K. Sentman
                                        Senior Vice President and
                                        Chief Financial Officer


Dated:  August 27, 1997